Exhibit 10.12

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN IN-DEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE
$_____________	Issue Date: _______________

This Amended and Restated Convertible Promissory Note (this "Note") is hereby issued by OrangeHook, Inc., a Minnesota corporation (the "Borrower"), to ______________ (the "Lender"), and amends, restates, supersedes and replaces in its entirety that certain Convertible Promissory Note issue by the Company on ____________ (the "Original Note").  In consideration for the receipt of additional investment and Lender's agreement to amend and restate the Original Note, the Borrower hereby promises to pay to Lender, the principal sum of ______________ Dollars ($_____________) (the "Principal Amount"), together with interest thereon accruing on and from the Issue Date listed above until the entire Balance is paid (or converted, as provided in Section 6 hereof), at an annual rate equal to ten percent (10%).  The Principal Amount as of the date hereof consists of $_____________ in principal and accrued interest owed by Borrower to Lender under the Original Note and an additional $___________ of principal borrowed by Lender to Borrower as of the date hereof.  Interest shall be calculated based on a 365-day year, compounded annually, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law.  "Balance" means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.
Borrower and Lender shall be bound by, all the terms, conditions and provisions of the Subscription Agreement entered into in connection with the issuance of this Note.  Unless otherwise converted in accordance with Section 6 below, all principal and accrued and unpaid interest under this Note shall become due and payable on the October 15, 2017 (the "Maturity Date").  Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Subscription Agreement between the Borrower and Lender.
The following is a statement of the rights of Lender and the terms and conditions to which this Note is subject and to which the Lender, by acceptance of this Note, agrees:
1.          Payment of Note and Issuance of Warrant.
(a)          If this Note has not been previously converted (as provided in Section 6 hereof), then the Balance of this Note shall, on the Maturity Date, be payable in cash.  Unless the indebtedness outstanding under this Note is converted in accordance with Section 6 hereof, all payments on account of principal and interest shall be made in lawful money of the United States of America at the principal office of the Lender, or such other place as the holder hereof may from time to time designate in writing to the Borrower.

(b)          Upon any payment by the Borrower of outstanding Balance (whether prepaid, paid at maturity or otherwise), the Borrower will issue to Lender a two-year warrant to purchase the number of shares of its Common Stock equal to the amount of Balance then paid to Lender by Borrower divided by $7.00.  Any such warrant will have an exercise price of $7.00 per share and will be in a form substantially similar to the form of warrant previously used by the Borrower (with such changes as the Borrower's board of directors deems necessary or appropriate in light of then-current factors).
2.          Prepayment.  Borrower may prepay this Note, including outstanding principal and interest, at any time.

3.          Ranking of Notes; Application of Payments.  This Note shall rank pari passu with all other amended and restated convertible promissory notes of the Company issued on or around the date hereof.  All payments and recoveries payable on account of principal and unpaid interest on the notes shall be paid and applied ratably and proportionately on the balances of all such outstanding notes on the basis of their principal amount on the Issue Date hereof.  Subject to the foregoing provisions, all payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full.  Any payments in excess of the aggregate Balance of the Note shall be returned to Borrower.  In the event Lender receives payments in excess of its pro rata share of the Borrower's payments to all other holders of Notes, then Lender shall return such excess payment to Borrower and Borrower shall hold in trust all such excess payments for the benefit of the holders of the other notes and shall pay such amounts held in trust to such other holders upon demand by such holders.
4.          Transfer and Exchange.  The holder of this Note may, prior to the Maturity Date or the conversion in full of this Note in accordance with Section 6, surrender this Note at the principal offices of the Borrower for transfer or exchange.  Within a reasonable time after notice to the Borrower from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered.  Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.  The Borrower may elect not to permit a transfer of the Note if it has not obtained satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel, which opinion shall be reasonably satisfactory to the Borrower.
5.          New Note.  Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, the Borrower will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.
6.          Conversion of Note.
(a)          Conversion upon Demand of Lender.  At any time after the issuance of this Note, and to the extent there is then an outstanding Balance, the Lender, in its sole discretion, may, upon written notice to the Company and surrender of this Note, convert all or any portion of the then outstanding Balance into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at a price of $7.00 per share of Common Stock (the "Conversion Price"); provided, however, that the Conversion Price shall be adjusted in the event the Borrower subdivides or combines its Common Stock or declares a dividend payable on its Common Stock in shares of Common Stock, so that the shares of Common Stock issuable upon a conversion immediately after such event as a percentage of then-outstanding Common Stock is in the same proportion to the number of shares issuable upon a conversion immediately prior to such event as a percentage of then-outstanding Common Stock.
(b)          Termination of Rights.  Except for the rights to obtain certificates representing Common Stock upon conversion and as set forth in Section 6(c) below, all rights with respect to this Note shall terminate upon the effective conversion or repayment of the entire Balance of the Note, whether or not this Note has been surrendered to Borrower for cancellation.
(c)          Delivery of Stock Certificates.  Subject to Section 6(b) above, as promptly as practicable after any conversion of this Note and Lender's surrender of this Note to the Company, Borrower at its expense will issue and deliver to Lender a certificate or certificates evidencing the number of shares of Common Stock as are issuable to Lender in connection with a conversion under this Section 6.  No fractional shares of any of Borrower's Common Stock will be issued in connection with any conversion hereunder.  In lieu of fractional shares which would otherwise be issuable, Borrower shall pay cash equal to the Balance remaining after the conversion into a whole number of shares of Common Stock, as appropriate.

(d)          Effect of Certain Transactions.  Lender acknowledges and agrees that the Borrower may effect a merger or other transaction in order to combine with a corporation ("Corporation") or a subsidiary of the Corporation having a class of securities registered under Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Transaction").  Upon consummation of such a Transaction, the Lender hereby agrees that: (i) if holders of the Borrower's Common Stock immediately prior to such Transaction receive a security of the Corporation as consideration for such holders' shares of Common Stock in connection with any such Transaction, the conversion rights pursuant to Section 6 hereof and the terms of any warrant issued or issuable under Section 1 hereof shall automatically be amended such that the Lender, upon exercise of conversion rights in Section 6 hereof or any warrant issued under Section 1 hereof, will receive the same such security of the Corporation as Lender would then hold if Lender had exercised such conversion rights immediately prior to the Transaction and (ii) the Corporation shall become the Borrower and this Note shall become the obligation of the Corporation.
7.          Events of Default.  Each of the following shall constitute an "Event of Default" hereunder:
(a)          The Borrower shall fail to pay any principal, interest or other amount payable hereunder on the applicable due date;
(b)          The Borrower shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator in respect of the Borrower or of all or a substantial part of the assets of the Borrower, (ii) admit in writing its inability, to pay debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (vii) take any corporate action for the purpose of effecting any of the foregoing;
(c)          Default in the performance of any other obligation under this Note or the Subscription Agreement and such failure continues for five (5) days after written notice to Borrower; or
(d)          Any representation, warranty or statement made or furnished to the Lender by or on behalf of the Borrower proves to be false or erroneous in a material respect when made or furnished.
If any Event of Default shall occur, then, at any time thereafter while such Event of Default is continuing, the Lender by written notice to the Borrower (the "Default Notice") may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, to be due and payable immediately.
8. Unsecured Indebtedness.  This Note represents general, unsecured obligations of the Borrower and will rank on parity with all other unsecured indebtedness of the Borrower; provided, however, that certain directors of the Borrower may enter into separate agreement with the Lender whereby such directors personally guarantee the Borrower's obligations hereunder for the benefit of the Lender.
9. Governing Law.  This Note is made in and shall be interpreted and enforced in accordance with the laws of the State of Minnesota, and each of the parties hereto irrevocably consents to personal jurisdiction in the state or federal courts in the State of Minnesota.

10.          Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the Principal Amount and applied against the Principal Amount of this Note.
11.          Collection Expenses.  The Borrower further agrees to pay all expenses, including reasonable attorneys' fees, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.
12.          Waiver.  Borrower hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.
13.          Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
14.          Addresses for Notices, etc.  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile or email transmission, or three (3) business days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to Borrower, at Borrower's address as set forth in the Subscription Agreement, and (b) if to Lender, at Lender's address as set forth in the Subscription Agreement or the signature page hereto, or at such other address as the Borrower or Lender may designate by advance written notice.  For purposes of this Note, a "business day" means a weekday on which banks are open for general banking business in New York City, New York.
15.          Headings; Interpretation.  In this Note, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note and (c) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation".  All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

OrangeHook, Inc.

By:______________________________
Name:   James L. Mandel
Title:     Chief Executive Officer

LENDER ACKNOWLEDGEMENT
AND AGREEMENT:

By: _________________________________________________
Name:
Title (if Lender is an entity):

Lender's Address:
______________________________
______________________________
______________________________